                                                                     EXHIBIT 4.5
                                                                     -----------

             GUARANTEED FIRST MORTGAGE NOTE due February 28, 2001



Original Principal Amount:  C$6,757,250                        Toronto, Ontario
R-1                                                            February 28, 1994


1.   OBLIGATION TO PAY

          FOR VALUE RECEIVED, the undersigned CDW Canada Acquisition Inc., an Ontario corporation ("MAKER"), promises to pay to the order of WESTINGHOUSE CANADA INC., a corporation organized and existing under the laws of Canada, or registered assigns ("PAYEE"), the principal sum of C$6,757,250, plus interest accrued thereon from and including the date hereof and interest upon such interest accrued at the rate and in the manner provided in paragraph 3 of this Note.

2.   DEFINITIONS

          The following terms as used herein shall be defined as follows:

          "ADDITIONAL PRINCIPAL AMOUNT" of any Note with respect to any
Interest Date shall mean the amount of interest accrued on the Principal Amount of such Note equal to the product of (A) the Interest Rate, multiplied by (B)
                                      -                                    -
(1) in the case of the Additional Principal Amount with respect to the first
 -
Interest Date following the date of issuance of such Note, the Original Principal Amount of such Note, or (2) in the case of each Additional Principal
                                   -
Amount with respect to each Interest Date thereafter, the Principal Amount of such Note as of the immediately preceding Interest Date after giving effect to any partial prepayment of such Note, multiplied by (C) a fraction (X) the
                                                    -              -
numerator of which is the actual number of days elapsed during the period (1) in
                                                                           -
the case of the Additional Principal Amount with respect to the first Interest Date following the Closing

Date, from and including the Closing Date to but excluding such first Interest Date, or (2) in the case of each Additional Principal Amount with respect to
          -
each Interest Date thereafter, from and including the immediately preceding Interest Date to but excluding the Interest Date with respect to which such calculation is being made, and (Y) the denominator of which is 365 or 366, as
                                -
appropriate.

          "ADMINISTRATIVE AGENTS" shall mean the respective administrative agents under the Canadian Senior Credit Agreement and the U.S. Senior Credit Agreement or under any extension, refunding, renewal or refinancing thereof.

          "ADVANCES" shall mean any loans or other advances of credit under the Canadian Senior Credit Agreement (or any extension, refunding, renewal or refinancing thereof).

          "AFFILIATE" shall mean as to any Person, any other Person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, the first Person. "Control" (including the terms "controlled by" and "under common control with") means the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of a Person, whether through the ownership of voting securities by contract or credit arrangement, as trustee or executor, or otherwise. Each of the C&D Fund, Buyer, Newco, Realco and Maker shall be regarded as Affiliates of each other; Seller and Westinghouse Canada Inc. shall be regarded as Affiliates of each other; and none of the C&D Fund, Buyer, Newco, Realco or Maker, on the one hand, and Seller or Westinghouse Canada Inc., on the other hand, shall be regarded as Affiliates of each other.

          "APPRAISED VALUE" with respect to any Mortgaged Property shall mean the amount that would be paid for such Mortgaged Property by a willing buyer who purchases such Mortgaged Property "as is" and "where is" in a transaction negotiated on an arm's length basis in which neither such buyer nor the seller of such Mortgaged Property is under any compulsion to engage in the transaction.

          "APPROVED APPRAISER" shall mean (i) any of The Manufacturer's
                                           -
Appraisal Company, Cushman & Wakefield and Binswanger & Co. or (ii) any other
                                                                   --
independent real estate appraisal firm approved by Maker and the Required Mortgage Lenders.

          "BANK" shall mean each financial institution that is listed on the signature pages of the Canadian Senior Credit Agreement and its permitted successors, assigns and transferees under the Canadian Senior Credit Agreement.

          "BCI" shall mean Barclays Business Credit, Inc.

          "BENEFICIAL OWNER" shall mean a "beneficial owner", as defined in Rule 13d-3 under the United States Securities Exchange Act of 1934, as amended (or any successor provision).

          "BOARD OF DIRECTORS" shall mean the Board of Directors of Buyer.

          "BORROWING BASE" shall mean the sum of the value of certain accounts receivable plus the value of certain inventory, in each case of Maker and its
           ----
Subsidiaries, that are eligible under the Canadian Senior Credit Agreement (or any extension, refunding, renewal or refinancing thereof) to support Advances made thereunder, provided that, for the purpose of determining the maximum
                 --------
Advances permitted by the Borrowing Base immediately prior to and immediately after giving effect to a Mixed Asset Sale, any changes pursuant to an amendment, supplement, waiver or other modification to the Canadian Senior Credit Agreement in the method of calculating the Borrowing Base, and in the extent to which a Borrowing Base of a given size and composition supports Advances, that take effect within 10 Business Days prior to the date of such Mixed Asset Sale shall be ignored.

          "BUSINESS DAY" shall mean any day other than a Saturday, Sunday or other day on which commercial banks in Toronto, Ontario are authorized or required to close.

          "BUYER" shall mean CDW Holding Corporation, a Delaware corporation.

          "C&D FUND" shall mean The Clayton & Dubilier Private Equity Fund IV Limited Partnership, a Connecticut limited partnership.

          "CD&R" shall mean Clayton, Dubilier & Rice, Inc., a Delaware corporation.

          "CANADIAN DOLLARS" and "C$" shall mean dollars in the lawful currency of Canada.

          "CANADIAN SENIOR CREDIT AGREEMENT" shall mean the Credit Agreement, dated as of the Closing Date, among Maker, Barclays Bank of Canada, as Administrative Agent, BCI, as Collateral Monitoring Agent, and the Banks, as amended, supplemented, waived or otherwise modified from time to time.

          "CASH COLLATERAL AGREEMENT" shall mean the Cash Collateral and Security Agreement, dated as of the Closing Date, between Maker and Mortgagee, as amended, supplemented, waived or otherwise modified from time to time.

          "CASH CONSIDERATION" shall mean, in respect of any Restricted Asset Sale, any consideration for such sale or other disposition received in the form of cash.

          "CHANGE OF CONTROL" shall be deemed to occur at any time that (a)
                                                                         -
prior to the consummation of the Specified Public Offering, CD&R, the C&D Fund, Seller and their respective Affiliates cease to have the power collectively (whether through the ownership of Voting Stock, by contract with one or more holders of Voting Stock, by irrevocable proxy or by provision of the certificate of incorporation of

Buyer) to elect a majority of the members of the Board of Directors; (b) after
                                                                      -
the consummation of the Specified Public Offering, any Person or group (as described in Section 13(d)(3) of the United States Securities Exchange Act of 1934, as amended), other than either (x) CD&R, the C&D Fund and their respective
                                      -
Affiliates or (y) Seller or any such group of which Seller is a member, is or
               -
becomes the Beneficial Owner of Voting Stock that represents more than (i) 30%
                                                                        -
in the aggregate of the total Voting Stock of Buyer then outstanding and (ii)
                                                                          --
the total Voting Stock of Buyer of which CD&R, the C&D Fund and their respective Affiliates are Beneficial Owners; (c) Buyer is the Beneficial Owner of less than
                                   -
all the outstanding equity securities of Newco or of Realco; (d) Newco is the
                                                              -
Beneficial Owner of less than all the outstanding equity securities of Realco or of Maker; or (e) during any two year period, individuals who at the beginning of
              -
such period constituted the Board of Directors (together with any new directors whose election by the Board of Directors, was approved by a vote of a majority of the directors of Buyer then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors.

          "CHANGE PREPAYMENT DATE" shall have the meaning specified in paragraph 7(b).

          "CLOSING DATE" shall mean February 28, 1994.

          "CONVERSION RATE" shall mean 0.73995 United States Dollars per Canadian Dollar.

          "EVENT OF DEFAULT" shall mean any of the events specified in paragraph 5 provided that there has been satisfied any requirement in connection with such event for the giving of notice, or the lapse of time, or the happening of any further condition, event or act, and "DEFAULT" shall mean any of such events, whether or not any such requirement has been satisfied.

          "EXCESS RESERVED AMOUNT" shall mean, with respect to any Restricted Asset Sale, an amount equal to the excess, if any, of the initial balance of the Reserved Amount established in respect of such Restricted Asset Sale over the aggregate amount of cash paid by Maker to satisfy the Permitted Liabilities underlying such Reserved Amount at the time the reserves in respect of such Reserved Amount are reversed.

          "FAIR MARKET VALUE" with respect to any Mortgaged Property or Mortgaged Properties to be sold or disposed of in a single Restricted Asset Sale or a series of related Restricted Asset Sales (a) shall mean the amount agreed
                                               -
between Maker and the Majority Holders as the fair market value of such Mortgaged Property or Mortgaged Properties or (b) if such agreement is not
                                               -
reached within ten days of notice of the proposed Restricted Asset Sale to each holder of Notes at the time outstanding, shall mean the Appraised Value of such Mortgaged Property or Mortgaged Properties, as determined by an Approved Appraiser selected and compensated by Maker, such determination to be set forth in writing in reasonable detail by such Approved Appraiser and given to Maker and to holders of the Notes at the time outstanding. Notwithstanding the previous sentence, (i) Maker shall endeavor in good faith to select the Approved
                    -
Appraiser for a given transaction on a basis such that the Restricted Asset Sales through the date of such transaction shall be allocated approximately evenly (by number of Restricted Asset Sales and series of related Restricted Asset Sales) among the Approved Appraisers and (ii) in the event of a Major
                                                --
Asset Sale, within five Business Days after receipt by the holders of the written appraisal contemplated by the preceding sentence, the Majority Holders may require that a second Approved Appraiser determine the Appraised Value of the Mortgaged Property or Mortgaged Properties being disposed of in such Major Asset Sale, in which event (A) such holders shall be responsible for the
                            -
selection and compensation of such second Approved Appraiser, (B) such second
                                                               -
Approved Appraiser shall deliver its determination of Appraised Value to Maker on a date not less than five

Business Days prior to the scheduled closing date of such Major Asset Sale, such determination to be set forth in writing in reasonable detail by such second approved Appraiser and (C) the Fair Market Value shall be the average of the
                        -
respective amounts determined as the Appraised Value by the first and second Approved Appraisers.

          "GAAP" shall mean generally accepted accounting principles as in effect in Canada.

          "GUARANTY" shall mean, as applied to any Person, any direct or indirect liability, contingent or otherwise, of such Person with respect to any indebtedness, lease, dividend or other obligation of another, including, without limitation, any such obligation directly or indirectly guaranteed, endorsed (otherwise than for collection or deposit in the ordinary course of business) or discounted or sold with recourse by such Person, or in respect of which such Person is otherwise directly or indirectly liable.

          "INTEREST DATE" shall mean each February 28 and August 31 from and including August 31, 1994, to and including the Interest Date immediately prior to Maturity.

          "INTEREST RATE" shall mean 8% per annum.

          "LIEN" shall mean any mortgage, pledge, assignment, hypothecation, security deposit arrangement, encumbrance (statutory or other), charge or other security interest or any preference, priority or other lien, security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement and any Capital Lease having substantially the same economic effect as any of the foregoing).

          "MAJOR ASSET SALE" shall mean any Mixed Asset Sale (or series of related transactions involving one or more Mixed Asset Sales to a single purchaser or group of related purchasers) including a Mortgaged Property or Mortgaged

Properties the Fair Market Value of which exceeds, in the aggregate, US$15,000,000.

          "MAJORITY HOLDERS" shall mean the holders of at least a majority of the aggregate Principal Amount of (plus accrued interest from the immediately preceding Interest Date on) the Notes at the time outstanding.

          "MAKER" shall have the meaning specified in paragraph 1.

          "MATURITY" with respect to any Note shall mean the earlier of (a)
                                                                         -
Stated Maturity or (b) the date on which (whether by acceleration or prepayment
                    -
or otherwise) all or any part of the Principal Amount of such Note becomes due and payable.

          "MIXED ASSET SALE" shall mean any sale or disposition of a Mortgaged Property or Mortgaged Properties to a Person, if such Person or any of its Affiliates is acquiring other assets from Maker or an Affiliate of Maker in connection with such sale or disposition.

          "MORTGAGE DOCUMENTS" shall mean (a) each mortgage of real property
                                           -
executed by Maker that by its terms secures the performance by Maker of its obligations under the Notes and (b) the Cash Collateral Agreement.
                                 -

          "MORTGAGED PROPERTY" shall mean the Mortgaged Property, as defined in each of the Mortgage Documents.

          "MORTGAGEE" shall mean Westinghouse Canada Inc. in its capacity as Mortgagee under the Mortgage Documents and as Collateral Agent under the Cash Collateral Agreement, or any successor Mortgagee or Collateral Agent.

          "NET PROCEEDS" of any Restricted Asset Sale shall mean the proceeds of such Restricted Asset Sale after (a) provision for all income, title, recording
                                  -
or other taxes measured by or resulting from such Restricted Asset

Sale, to the extent payable by Maker or any of its Affiliates, after taking into account all available deductions and credits, (b) payment of all reasonable
                                               -
brokerage commissions, reasonable investment banking and legal fees and other reasonable fees and expenses, to the extent payable by Maker or any of its Affiliates, related to such Restricted Asset Sale (other than any such amounts payable to any Affiliate of Maker), and (c) deduction of an amount equal to the
                                         -
initial balance of the Reserved Amount, if any, in respect of such Restricted Asset Sale; provided that if the reserves underlying such Reserved Amount are
            --------
reversed, any Excess Reserved Amount with respect to such Restricted Asset Sale shall be added to the Net Proceeds of such Restricted Asset Sale.

          "NET PROCEEDS ALLOCABLE TO PAYEE" shall have the meaning specified in paragraph 6(3).

          "NET WORTH" shall mean, as to any Person at any time, the excess of the total assets over the total liabilities of such Person at such time, determined on a consolidated basis in accordance with GAAP.

          "NEWCO" shall mean CDW Acquisition Corporation, a Delaware corporation and a Wholly Owned Subsidiary of Buyer.

          "NOTES" shall mean the Guaranteed First Mortgage Note due February 28, 2001, issued by Maker on the Closing Date in a principal amount of C$6,757,250, and all securities issued upon transfer or exchange thereof. This Note is one of the Notes.

          "ORIGINAL PRINCIPAL AMOUNT" of any Note is the amount stated as the Original Principal Amount on the face of such Note.

          "PAYEE" shall have the meaning specified in paragraph 1.

          "PERMITTED LIABILITY", in respect of any Restricted Asset Sale, shall mean any liability of Maker to the extent (i) arising out of or associated with
                                           -
the assets included in such Restricted Asset Sale and (ii) retained by Maker or
                                                       --
Newco after such Restricted Asset Sale, including, without limitation, any liability relating to environmental matters and any liability for indemnification obligations arising out of such Restricted Asset Sale, but excluding any liability to the extent arising out of any breach by Maker of its obligations under the Notes and the Mortgage Documents.

          "PERMITTED NON-CASH CONSIDERATION" shall mean, in respect of any Restricted Asset Sale, any consideration for such Restricted Asset Sale received in the form of notes issued by the purchaser (or an Affiliate thereof) in such Restricted Asset Sale, provided that such notes (a) are secured by a perfected,
                       --------                  -
first priority mortgage lien on the Mortgaged Property or Mortgaged Properties sold in such Restricted Asset Sale, (b) are freely transferable (subject only to
                                     -
compliance with applicable securities laws), (c) have a scheduled maturity date
                                              -
no later than the later of (i) Stated Maturity or (ii) the five-year anniversary
                            -                      --
of the date on which such notes are issued and (d) bear cash interest (i)
                                                -                      -
payable not less often than semiannually and (ii) at a rate not less than the
                                              --
Government of Canada Yield (determined as of the date on which such notes are issued) plus 250 basis points. The "Government of Canada Yield" shall be equal to the yield to maturity on such date, compounded semi-annually, which a non-callable Government of Canada Bond would carry if issued, in Canadian Dollars in Canada, at 100% of its principal amount on such date with a term to maturity equal to the weighted average life to maturity of such Permitted Non-Cash Consideration as of such date of determination. The Government of Canada Yield shall be provided by two investment dealers that are members of the Investment Dealers Association of Canada selected by Maker and acceptable to Payee. Such implied yield shall be determined, if necessary, by interpolating linearly between yields so provided by such investment dealers. The

Government of Canada Yield shall be computed to the fifth decimal place (one thousandth of a percentage point) and rounded to the fourth decimal place (one hundredth of a percentage point).

          "PERSON" shall mean an individual, partnership, corporation, business trust, joint stock company, trust, unincorporated association, joint venture, governmental authority or other entity of whatever nature.

          "PREPAYMENT DATE" shall have the meaning specified in paragraph 7(c).

          "PRINCIPAL AMOUNT" of any Note on any date of determination shall mean
(a) the sum of (i) the Original Principal Amount of such Note plus (ii) the
 -              -                                             ----  --
aggregate of the Additional Principal Amounts of such Note accrued from and including the date of issuance of such Note to and including the Interest Date coinciding with or immediately preceding the date of determination minus (b)
                                                                   -----  -
each partial prepayment of such Note made on or prior to such date of determination (it being understood that the Principal Amount of such Note shall be reduced by the amount of each such partial prepayment as of the date on which such partial prepayment is made).

          "REALCO" shall mean CDW Realco, Inc., a Delaware corporation and a Wholly Owned Subsidiary of Buyer.

          "REGISTER" shall have the meaning specified in paragraph 9(a).

          "REQUIRED MORTGAGE LENDERS" shall mean the holders of at least a majority of the sum of (a) the aggregate Principal Amount (plus accrued interest
                        -
from the immediately preceding Interest Date on) the Notes at the time outstanding and (b) the aggregate principal amount of (plus any original issue
                 -
discount accrued on) the U.S. Notes at the time outstanding. For the purpose of this definition,

Canadian Dollar amounts shall be converted to United States Dollar amounts at the Conversion Rate.

          "RESERVED AMOUNT" shall mean, in respect of any Restricted Asset Sale, an amount equal to the initial balance of any Liability Reserve (as defined in the Cash Collateral Agreement) established by Maker, in accordance with GAAP at the time of such Restricted Asset Sale in connection with any Permitted Liabilities in respect of such Restricted Asset Sale, as adjusted from time to time pursuant to Section 5.03 of the Cash Collateral Agreement.

          "RESPONSIBLE OFFICER" of any Person shall mean any of the following officers of such Person: (a) the chief executive officer or the president of
                           -
such Person and, with respect to financial matters, the chief financial officer, the treasurer or the controller of such Person, (b) any vice president of such
                                                 -
Person or, with respect to financial matters, any assistant treasurer or assistant controller of such Person, who has been designated in writing to Mortgagee as a Responsible Officer by such chief executive officer or president of such Person or, with respect to financial matters, the chief financial officer, the treasurer or the controller of such Person and (c) with respect to
                                                             -
paragraphs 6(2) and 16 and without limiting the foregoing, the general counsel of such Person.

          "RESTRICTED ASSET SALE" shall mean the sale or disposition of any Mortgaged Property or of assets sold in a Mixed Asset Sale, as the case may be, other than in respect of a casualty to or condemnation of any Mortgaged Property.

          "SELLER" shall mean Westinghouse Electric Corporation, a Pennsylvania corporation.

          "SHORTFALL AMOUNT" shall have the meaning specified in paragraph 6(3).

          "SIMPLE INTEREST COMPONENT" on any date of determination with respect to any Note means that portion of the Principal Amount of such Note equal to the aggregate amount of interest which has accrued on the Original Principal Amount of such Note from the Closing Date to the date of determination minus the aggregate amount of any partial prepayments previously applied to the Simple Interest Component.

          "SPECIFIED PREPAYMENT" shall mean any prepayment in part of the Notes or the U.S. Notes to the extent not made (i) out of the proceeds of the sale or
                                          -
disposition of any Mortgaged Property, (ii) out of the proceeds from the
                                        --
enforcement of any Mortgage Document or U.S. Mortgage Document, (iii) out of
                                                                 ---
amounts released from the Lien of any Mortgage Document (other than any Excess Reserved Amounts, to the extent that such Excess Reserved Amounts do not constitute Net Proceeds Allocable to Payee) or (iv) otherwise pursuant to any
                                                --
Mortgage Document.

          "SPECIFIED PUBLIC OFFERING" shall mean the consummation of a bona fide public offering of common stock of Buyer (the "Common Stock") pursuant to a registration statement filed under the United States Securities Act of 1933, as amended, which offering is underwritten by a syndicate of underwriters led by one or more underwriters at least one of which is an underwriter of recognized national standing and which (whether alone or together with any other prior registered offerings) results in (a) an aggregate percentage of the
                                  -
outstanding Common Stock (on a fully diluted basis) being held by the public that is greater than the percentage of the outstanding Common Stock (on a fully diluted basis) held by Seller upon, and after giving effect to, the consummation of such offering, and (b) Buyer being subject to the reporting requirements of
                       -
Section 13 of the United States Securities Exchange Act of 1934, as amended, other than by reason solely of Section 15(d) of the United States Securities Exchange Act of 1934, as amended.

          "STATED MATURITY" shall mean February 28, 2001.

          "SUBSIDIARY" of any Person shall mean a corporation, partnership or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person.

          "UNITED STATES DOLLARS" and "US$" shall mean dollars in the lawful currency of the United States of America.

          "U.S. MORTGAGE DOCUMENTS" shall mean (a) each mortgage of real property that by its terms secures the performance by Realco of its obligations under the U.S. Notes and (b) the Cash Collateral and Security Agreement dated as of the Closing Date between Realco and Seller.

          "U.S. NOTES" shall mean the "Notes", as defined in the first mortgage note issued on the Closing Date by Realco to Seller.

          "U.S. SENIOR CREDIT AGREEMENT" shall mean the Credit Agreement, dated as of the Closing Date, among Newco, BCI, as Administrative Agent and Collateral Agent, Barclays Bank PLC, as Managing Agent, and the financial institutions from time to time party thereto, as amended, supplemented, waived or otherwise modified from time to time.

          "VOTING STOCK" shall mean, with respect to any corporation or other entity, any shares of stock or other ownership interests of such corporation or entity whose holders are entitled under ordinary circumstances to vote for the election of directors of such corporation or to manage any such other entity (irrespective of whether at the time stock or ownership interests of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

          "WHOLLY OWNED" as applied to any Subsidiary of a Person, shall mean a Subsidiary of such Person all the outstanding shares (other than shares, if any, required to qualify directors under applicable law) of every class of stock of which is at the time owned by such Person or by one or more Wholly Owned Subsidiaries of such Person or by such Person and one or more Wholly Owned Subsidiaries of such Person.

3.   INTEREST

          (a) The Principal Amount of this Note outstanding from time to time shall bear interest from the date of this Note until due, whether upon maturity, by acceleration or otherwise, at a rate of 8% per annum. On each Interest Date prior to Maturity, interest accrued on this Note in the amount of the Additional Principal Amount shall be compounded and added to the Principal Amount of this Note, and shall itself bear interest. Except as otherwise specifically stated in this Note, no payment of interest or principal will be due prior to Maturity. On Stated Maturity, the Principal Amount of this Note, with accrued interest from the immediately preceding Interest Date, shall be due and payable in full.

          (b) If any amount of Principal Amount of or accrued interest on this Note shall not be paid upon Maturity thereof, such Principal Amount and, to the extent permitted by applicable law, accrued interest, shall bear interest payable on demand, from the date of such Maturity to the date such amount is paid in full, at a rate equal to 9% per annum, compounded semi-annually.

4.   PAYMENTS

          (a) Maker will pay all sums becoming due on this Note by the method and at the address specified for such purpose in paragraph 4(b) without the presentation or surrender of this Note or, subject to the next sentence, the making of any notation hereon, except that any Note paid or prepaid in full shall be surrendered to Maker as a condition to such payment or prepayment and shall be cancelled and shall not be reissued. Upon any partial prepayment of this Note, Payee shall endorse hereon the amount and date of such partial prepayment, provided that Payee's failure to do so
                                     --------
shall not affect Maker's obligations under this Note.

          (b) All cash payments due hereunder shall be made by wire transfer of immediately available funds prior to noon, Toronto time, on the due date for payment thereof to such bank account as shall be designated by Payee to Maker in writing at least five Business Days prior to the due date for such payment. For so long as Westinghouse Canada Inc. is Payee, such account shall be the account of Westinghouse Canada Inc., Toronto Dominion Bank, Jackson Square Branch, Hamilton, Ontario, Account No. 0985-159, bank transit number 2512, unless a different account shall be designated by Payee. Any cash payment due hereunder on a day that is not a Business Day shall be made on the first Business Day following the due date for such payment.

          (c) As hereinafter provided, Maker shall have the right to prepay this Note in full or in part at any time with accrued interest on the Principal Amount so prepaid through the date of such prepayment and without, in either case, penalty.

5.   EVENTS OF DEFAULT AND REMEDIES

          Upon the occurrence of an Event of Default (as hereinafter defined), the entire Principal Amount of (plus accrued interest from the immediately preceding Interest Date on) this Note shall, automatically, in the case of any Event of Default described in subdivision (c) or (d) of this paragraph 5 (other than such an Event of Default described in clause (i) of subdivision (c) or described in clause (vi) of subdivision (c) by virtue of reference in such clause (vi) to such clause (i)) or an Event of Default described in subdivision
(a) of this paragraph 5 occurring at Stated Maturity, or by written notice of the Required Mortgage Lenders delivered to Maker, in the case of any other Event of Default, become immediately due and payable, provided that if an Event of
                                                --------
Default under subdivision (e) has occurred and is continuing, and the entire principal amount of (plus accrued original issue discount on) the U.S. Notes has become due and payable prior to Stated Maturity, such written notice to Maker may be given by the Majority Holders.

          The occurrence of any of the following events shall constitute an Event of Default hereunder:

          (a) Maker shall fail to pay any amount of Principal Amount of (plus accrued interest from the immediately preceding Interest Date on) any Note when the same becomes due and payable; or

          (b) Maker shall fail to perform or observe any term, covenant or agreement to be performed or observed by it that is contained in any Note or any Mortgage Document (other than any failure referred to in subdivision
     (a) above), and any such failure shall remain unremedied for forty-five
     (45) days after written notice thereof shall have been given to Maker by Mortgagee; or

          (c)  Maker shall (i) be generally not paying its debts as they become
                            -
     due, (ii) file, or consent by answer or otherwise to the filing against it
           --
     of, a petition for relief or reorganization or arrangement or any other petition in bankruptcy, for liquidation or to take advantage of any bankruptcy or insolvency law of any jurisdiction, (iii) make an assignment
                                                        ---
     for the benefit of its creditors, (iv) consent to the appointment of a
                                        --
     custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, (v)
                                                                             -
     be
     adjudicated insolvent or (vi) take corporate action for the purpose of any
                               --
     of the foregoing; or

          (d) a court or governmental authority of competent jurisdiction shall enter an order appointing a custodian, receiver, trustee or other officer with similar powers with respect to Maker or with respect to any substantial part of its property (other than any such order consented to by Maker), or an order for relief shall be entered in any case or proceeding for liquidation or reorganization or otherwise to take advantage of any bankruptcy or insolvency law of any jurisdiction, or ordering the dissolution, winding-up or liquidation of Maker or any petition for any such relief shall be filed against Maker and such petition shall not be dismissed within sixty (60) days; or

          (e) an "Event of Default" under the U.S. Notes shall have occurred and be continuing.

          Presentment, demand, protest and notice of dishonor are hereby waived by Maker.

6.   COVENANTS

          Covenants of Maker.  Maker covenants and agrees that, so long as this
          ------------------
Note shall remain unpaid, Maker will perform and observe each and all of the covenants set forth in clauses (1), (2) and (4) below and Maker will not, except with the prior written consent of the Majority Holders, take any action prohibited by the covenants set forth in clauses (3) and (5) below:

          (1)  Payment of Principal Amount.  Maker will duly and punctually pay
               ---------------------------
     or cause to be paid the Principal Amount of (plus accrued interest from the immediately preceding Interest Date on) the Notes in accordance with the terms of the Notes.

          (2)  Events of Default.  Within five Business Days of a Responsible
               -----------------
     Officer of Maker becoming aware of any Event of Default, Maker will deliver to Payee a notice describing such Event of Default, its status and what action Maker is taking or proposes to take with respect thereto.

          (3)  Sale of Mortgaged Properties.  Maker will not make or permit any
               ----------------------------
     Restricted Asset Sale unless the following conditions have been satisfied:

               (a) such Restricted Asset Sale is to a Person who is not an Affiliate of Maker and (i) if such Restricted Asset Sale does not
                                  -
          constitute a Mixed Asset Sale, an amount equal to at least 75% of the Net Proceeds Allocable to Payee (determined as of the closing date of such Restricted Asset Sale) is in the form of Cash Consideration and the balance of such Net Proceeds Allocable to Payee is in the form of Permitted Non-Cash Consideration; or (ii) if such Restricted Asset
                                                --
          Sale constitutes a Mixed Asset Sale:

          (A) if any amount of Net Proceeds Allocable to Payee (determined as of the closing date of such Restricted Asset Sale) is in a form other than Cash Consideration, such amount of Net Proceeds Allocable to Payee is in the form of Permitted Non-Cash Consideration in an amount not exceeding 25% of the Fair Market Value of the Mortgaged Property or Mortgaged Properties disposed of in such Restricted Asset Sale and the balance of such Net Proceeds Allocable to Payee is in the form of Cash Consideration;

          (B) if such Restricted Asset Sale constitutes a Major Asset Sale, the amount of the Net Proceeds Allocable to Payee (determined as of the closing date of such Restricted Asset sale) is at least 75% of the Fair Market Value of the Mortgaged Property or Mortgaged Properties disposed of in such Restricted Asset Sale;

          (C) after giving effect to such Restricted Asset Sale, the aggregate Shortfall Amount for all Mixed Asset Sales to the date of determination (such "Shortfall Amount" to be converted into United States Dollars at the Closing Date Exchange Rate) does not exceed US$8,000,000, reduced by the aggregate "Shortfall Amount" under paragraph 6(c)(6) of the U.S. Notes to the date of determination, and increased by the aggregate amount of any Specified Prepayments made on or prior to the date of determination);

          (D) not less than 30 days prior to the closing date of such Restricted Asset Sale (45 days if such Restricted Asset Sale would constitute a Major Asset Sale), Maker delivers to Payee written notice of such Restricted Asset Sale; and

          (E) not less than five Business Days prior to the closing date of such Restricted Asset Sale (30 days if such Restricted Asset Sale would constitute a Major Asset Sale), Maker delivers to Payee any written appraisal required by clause (b) of the first sentence of the definition of "Fair Market Value" in paragraph 2; and

               (b)  (i) all Cash Consideration constituting Net Proceeds
                     -
          Allocable to Payee (determined as of the closing date of such Restricted Asset Sale) in respect of such Restricted Asset Sale is immediately paid over by Maker to Mortgagee and held and applied pursuant to the Cash Collateral

          Agreement, (ii) any Permitted Non-Cash Consideration (and related
                      --
          security documentation) constituting Net Proceeds Allocable to Payee in respect of such Restricted Asset Sale is immediately delivered by Maker to Mortgagee and held and applied pursuant to the Cash Collateral Agreement and (iii) the initial balance of the Reserved
                                    ---
          Amount, if any, in respect of such Restricted Asset Sale (A) in the
                                                                    -
          case of any Mixed Asset Sale in respect of which the Shortfall Amount is equal to zero, is immediately paid over by Maker to Newco and (B)
                                                                            -
          in the case of any other Restricted Asset Sale, is immediately paid over by Maker to Mortgagee and held and applied pursuant to the Cash Collateral Agreement.

          For purposes of the foregoing, (x) "NET PROCEEDS ALLOCABLE TO PAYEE"
                                          -
shall mean (1) in respect of a Restricted Asset Sale which does not constitute a
            -
Mixed Asset Sale, all the Net Proceeds of such Restricted Asset Sale or (2) in
                                                                         -
respect of a Restricted Asset Sale that constitutes a Mixed Asset Sale, the Net Proceeds of such Restricted Asset Sale (including any Excess Reserved Amount in respect of such Restricted Asset Sale) remaining (not to exceed 100% of the Fair Market Value of the Mortgaged Property or Mortgaged Properties disposed of in such Restricted Asset Sale, it being understood that any amounts of Net Proceeds of such Restricted Asset Sale (including any Excess Reserved Amount in respect of such Restricted Asset Sale) in excess of such Fair Market Value shall be available for the account of Maker or, if held or received by Mortgagee in the form of cash or cash equivalents under the Cash Collateral Agreement, released to Maker within two Business Days of receipt) after a portion of the Cash Consideration is retained by or on behalf of Maker or is applied to reduce the outstanding Advances (such portion to be limited to the excess, if any, of the maximum Advances permitted by the Borrowing Base immediately prior to such Mixed Asset Sale over the maximum Advances permitted by the Borrowing Base immediately after giving effect to such Mixed

Asset Sale), (y) "SHORTFALL AMOUNT" shall mean, in respect of each Restricted
              -
Asset Sale which constitutes a Mixed Asset Sale, the amount (if any) by which the Net Proceeds Allocable to Payee in respect of such Restricted Asset Sale (including any Excess Reserved Amount in respect of such Restricted Asset Sale to the extent such Excess Reserved Amount is identified to such Net Proceeds Allocable to Payee) is less than the Fair Market Value of the Mortgaged Property or Mortgaged Properties included in such Mixed Asset Sale, and (z) the amount of
                                                                -
any Net Proceeds Allocable to Payee consisting of Permitted Non-Cash Consideration shall be deemed to be equal to the aggregate principal amount of such Permitted Non-Cash Consideration.

          (4)  Corporate Existence, etc.  Maker will (i) at all times preserve
               -------------------------              -
     and keep in full force and effect its corporate existence, (ii) at all
                                                                 --
     times preserve and keep in full force and effect any rights and franchises of it and its Subsidiaries with respect to which the failure to do so would have a material adverse effect on the business, operations, results of operations, condition (financial or otherwise), assets or liabilities of Maker and its Subsidiaries, taken as a whole, and (iii) qualify to do
                                                        ---
     business in any jurisdiction where the failure to do so would have a material adverse effect on the business, operations, results of operations, condition (financial or otherwise), assets or liabilities of Maker and its Subsidiaries, taken as a whole.

          (5)  Consolidation, Amalgamation, Sale of Assets, etc.  Maker will not
               -------------------------------------------------
     consolidate or amalgamate with any Person, or convey, transfer or lease substantially all of its assets to any Person, unless the following conditions are satisfied:

               (a) except in the case of a statutory amalgamation under the laws of Canada or a province thereof, the entity formed by such consolidation or amalgamation, or the Person that acquires by conveyance, transfer or lease substantially all of the assets of Maker, shall be a corporation organized and existing under the laws of Canada or any province thereof, and shall execute and deliver to Payee an agreement, in form and substance satisfactory to the Required Mortgage Lenders, containing an assumption by such successor Person of the due and punctual performance and observance of each obligation, covenant and condition of Maker under this Note and the Mortgage Documents;

               (b) immediately before and after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing; and

               (c) immediately after giving effect to such transaction the Net Worth of Maker (or, in the case of a consolidation or amalgamation involving Maker or the conveyance, transfer or lease of substantially all of Maker's assets to any Person, the Net Worth of the Person formed by such consolidation or amalgamation, or of the Person that acquired by conveyance, transfer or lease substantially all of the assets of Maker) shall not be less than 100% of the Net Worth of Maker prior to such consolidation, amalgamation, conveyance, transfer or lease.

7.   PREPAYMENTS

          (a)  Optional Prepayment.  Maker may, at its option, upon notice,
               -------------------
prepay at any time or from time to time all or any part of the Principal Amount of the Notes (plus accrued interest from the immediately preceding Interest Date through but excluding the date of such prepayment) without premium or penalty.

          (b)  Contingent Prepayment Upon Change of Control. In the event of a
               --------------------------------------------
Change of Control, Maker will, not less
than 30 days prior to such Change of Control (or, if none of Buyer, Newco or Maker is aware of such Change of Control until later than 30 days prior thereto, not less than five Business Days after Buyer, Newco or Maker becomes aware of such Change of Control), give written notice of such condition to Payee and Mortgagee by registered mail. Such notice shall contain a written irrevocable offer by Maker to prepay, in whole or in part, by a date (the "CHANGE PREPAYMENT DATE") specified in such notice (which date shall not be less than 30 days and not more than 60 days after the date of such notice), this Note. Such offered prepayment shall be made on the Change Prepayment Date at the Principal Amount of this Note (or the portion of such Principal Amount elected by Payee to be prepaid, if Payee elects to require prepayment of less than all of such Principal Amount) without premium or penalty, calculated as of the Interest Date immediately preceding such prepayment, plus interest accrued on such Principal Amount from such immediately preceding Interest Date through but excluding the Change Prepayment Date, upon acceptance of such offer by Payee mailed to Maker within 10 Business Days after receipt of such notice by Payee, such acceptance to specify the portion of the Principal Amount of this Note to be prepaid and to be accompanied by this Note endorsed in favor of Maker or accompanied by duly executed instruments of transfer. In the event of a prepayment of this Note in part pursuant to this paragraph 7(b), following the Change Prepayment Date, Maker at its expense (except for transfer taxes, if any) (i) will execute and
                                                          -
deliver in exchange herefor a new Note or Notes and (ii) will cause Buyer, Newco
                                                     --
and Realco to endorse thereon the related Guaranty. Such new Note or Notes shall
(A) have an Original Principal Amount of C$100,000 or any multiple thereof
 -
(except that a Note may be issued in a lesser Original Principal Amount if the aggregate Principal Amount (after giving effect to such partial prepayment) of the surrendered Note or Notes is not evenly divisible by, or is less than, C$100,000), (B) have the same aggregate Original Principal Amount as the
             -
aggregate Principal Amount (after giving effect to such partial prepayment) of the Note or Notes so surrendered,

(C) be dated as of the Interest Date coinciding with or immediately preceding
-
the date of such surrender, and (D) be registered in such name or names, all as
                                 -
may be designated by the holder of the surrendered Note or Notes or such holder's transferee.

          (c) Required Notice; Partial Prepayments to be Pro Rata Where More
              --------------------------------------------------------------
Than One Note Outstanding.
-------------------------

          (1) Written notice of each prepayment pursuant to paragraph 7(a) or pursuant to the Cash Collateral Agreement shall be given by Maker to Payee and Mortgagee not less than 10 nor more than 30 days prior to the date fixed for such prepayment (each, a "PREPAYMENT DATE"), specifying (A) such
                                                                        -
     date, (B) the aggregate portion of Principal Amount of all Notes to be
            -
     prepaid on such date and the balance of such Principal Amount of all Notes after giving effect to such prepayment and (C) the corresponding portion of
                                                 -
     Principal Amount of this Note to be prepaid on such date and the balance of such Principal Amount of this Note after giving effect to such prepayment. Any such notice shall be irrevocable once given.

          (2) In the event of any prepayment pursuant to paragraph 7(a) or pursuant to the Cash Collateral Agreement of less than the entire Principal Amount all of the outstanding Notes, at a time when more than one Note is outstanding, the Principal Amount of the Notes so to be prepaid shall be allocated among the respective Notes and holders thereof so that the Principal Amount of each Note to be prepaid pursuant to paragraph 7(a) or pursuant to the Cash Collateral Agreement shall bear the same ratio to the Principal Amount of such Note as the aggregate amount of such prepayment bears to the aggregate Principal Amount of all Notes then outstanding, except that if upon any allocation on such basis the amount so to be prepaid to any such holder would be greater than, but not be an exact multiple of, C$100,000, then additional or lesser amounts not exceeding C$100,000 may be allocated to such holder so that such holder shall be entitled to receive an exact multiple of C$100,000, or if the amount so to be prepaid to any such holder pursuant to such paragraph would be less than C$100,000, then no amount need be allocated to such holder, in each such case so long as (i) allocations of prepayments
                                                -
     among the respective Notes and holders thereof shall be appropriate to maintain, through successive partial prepayments, as nearly as practicable the ratio above provided and (ii) in the case of a prepayment that is
                                   --
     required to be of a certain size, the aggregate amount of the prepayment applied to all the Notes is not less than the required size.

          (d) The amount of any prepayment of the Principal Amount shall be applied, first, to the portion of the Principal Amount not attributable to the Simple Interest Component or the Original Principal Amount, second, to the Simple Interest Component and, third, to the Original Principal Amount.

8.   SECURITY

          (a) Payee is entitled to the benefits of certain security held or to be held by Mortgagee pursuant to the Mortgage Documents. The Notes are entitled to the benefits of the security provided for in such agreements and instruments, to which reference is made for a description of the properties and rights included in such security, the nature and extent of such security and the rights of the holders of the Notes, Mortgagee, Maker, and various parties to such agreements and instruments in respect of such security.

          (b) By acceptance of this Note, Payee hereby irrevocably appoints Mortgagee as Payee's agent, and Payee hereby irrevocably authorizes Mortgagee, as Payee's agent, (i) to take such action on Payee's behalf and to exercise such
                   -
powers and perform such duties under each of the Mortgage Documents as may be delegated to Mortgagee by the terms thereof, together with all such powers as are reason ably incidental thereto, (ii) to hold any Liens or security interest granted to Mortgagee
          --
pursuant to each of the Mortgage Documents for the benefit of Payee and the other holders of the Notes, if any, and (iii) to enforce the Mortgage Documents
                                         ---
for the benefit of Payee and the other holders of the Notes, if any, all in accordance with the Mortgage Documents. Payee hereby acknowledges receipt of a copy of the Cash Collateral Agreement (and such of the other Mortgage Documents as Payee shall have requested) (or the form thereof) and Payee has, and each subsequent holder of Notes will be deemed by its acquisition of Notes to have, approved the terms and provisions of each of the Mortgage Documents and agreed to be bound thereby, consented to the appointment of Mortgagee under the Mortgage Documents and acknowledged the rights, immunities and privileges of Mortgagee thereunder (including, without limitation, Article VII of the Cash Collateral Agreement). Neither Mortgagee nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates shall be liable for any action lawfully taken or omitted to be taken by it or such Person in its capacity as agent under or in connection with this Note or any Mortgage Document (except for its or such Person's own gross negligence or willful misconduct).

9.   REGISTRATION, TRANSFERS AND EXCHANGES

          (a) Generally.  Maker will keep at its principal office at 475 Hood
              ---------
Road, Markham, Ontario L3R 0S8 a register (the "REGISTER") in which Maker will provide for the registration and transfer of the Notes and will record the name of, and address for notices to, each holder of the Notes. Maker, Mortgagee and any agent of Maker or Mortgagee may treat the Person in whose name this Note is registered as the owner of such Note for the purpose of receiving payment of the Principal Amount of (plus accrued interest from the immediately preceding Interest Date on) this Note and for all other purposes, whether or not this Note be overdue, and neither Maker, Mortgagee nor any such agent shall be affected by notice to the contrary.

          (b) Transfer and Exchange of Notes.  Upon surrender of this Note for
              ------------------------------
registration of transfer or for exchange to Maker at its principal office set forth above, Maker at its expense (except for transfer taxes, if any) (i) will
                                                                       -
execute and deliver in exchange herefor a new Note or Notes and (ii) will cause
                                                                 --
Buyer, Newco and Realco to endorse thereon the related Guaranty. Such new Note or Notes shall (A) have an Original Principal Amount of C$100,000 or any
                -
multiple thereof (except that a Note may be issued in a lesser Original Principal Amount if the aggregate Principal Amount (after giving effect to such partial prepayment) of the surrendered Note or Notes is not evenly divisible by, or is less than, C$100,000), (B) have the same aggregate Original Principal
                              -
Amount as the aggregate Principal Amount (after giving effect to such partial prepayment) of the Note or Notes so surrendered, (C) be dated as of the Interest
                                                  -
Date coinciding with or immediately preceding the date of such surrender, and

(D) be registered in such name or names, all as may be designated by the holder
 -
of the surrendered Note or Notes or such holder's transferee.

          (c) Restrictions on Transfer.  Payee may not transfer this Note to any
              ------------------------
other Person (x) if there has been any partial prepayment of this Note since the
              -
date hereof, unless Payee shall first surrender this Note for exchange pursuant to paragraph 9(b) or (y) prior to the fourth anniversary of the Closing Date,
                      -
except to one or more Affiliates controlled by Seller, which Affiliates shall at all times that they continue to hold Notes continue to be controlled by Seller. Payee may, on or after the fourth anniversary of the Closing Date, transfer, sell or convey this Note or any portion of this Note (A) to Seller or to one or
                                                      -
more Affiliates controlled by Seller, which Affiliates shall at all times that they continue to hold Notes continue to be controlled by Seller or (B) in a
                                                                    -
minimum aggregate Principal Amount of C$1,000,000 (or, if the aggregate Principal Amount of all Notes held by Payee is less than C$1,000,000, in such aggregate Principal Amount) (i) to any Person with the prior written consent of
                             -
Maker
and the Administrative Agents, which consent (in each case) shall not be unreasonably withheld, or (ii) to one or more Affiliates controlled by Payee,
                           --
which Affiliates shall at all times that they continue to hold Notes continue to be controlled by the Person that relied on this clause (ii) in transferring Notes to such Affiliates.

10.  NON-WAIVER

          No course of dealing between Maker and Payee, or between Maker and Mortgagee, or any delay or failure on the part of Payee or Mortgagee in exercising any rights hereunder or under any Mortgage Document shall operate as a waiver of any rights of Payee, except to the extent expressly waived in writing by Payee.

11.  LOSS, THEFT, DESTRUCTION OR MUTILATION OF NOTE

          Upon receipt by Maker of evidence reasonably satisfactory to Maker of the loss, theft, destruction or mutilation of this Note, and of indemnity or security reasonably satisfactory to Maker (it being agreed that any indemnity from Seller will be reasonably satisfactory to Maker), and upon reimbursement to Maker of all reasonable expenses incidental thereto, and upon surrender and cancellation of this Note, if mutilated, Maker will make and deliver a new
Note of like tenor, in lieu of this Note. Any Note made and delivered in accordance with the provisions of this paragraph 11 shall be dated the date hereof.

12.  GOVERNING LAW

          This Note shall be construed in accordance with and governed by the laws of the Province of Ontario and the laws of Canada applicable therein. Maker hereby irrevocably submits to the non-exclusive general jurisdiction of the courts of the Province of Ontario and appellate courts from any thereof.

13.  SUCCESSORS AND ASSIGNS

          All the covenants, stipulations, promises and agreements contained in this Note shall bind the successors and assigns of Maker and Payee and shall inure to the benefit of the successors and permitted assigns of Payee, whether so expressed or not. Any assumption of the obligations of Maker hereunder shall not release Maker, as applicable, from its obligations hereunder (including the Guaranties endorsed hereon) without the prior written consent of Payee. The obligations of Maker under this Note may not be assumed by a non-resident of Canada (as defined in the Income Tax Act (Canada)).

14.  AMENDMENT

          Any term of the Notes or any Mortgage Document may be amended and the observance of any term of the Notes or any Mortgage Document may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of (i) Maker, (ii) the Required
                                                 -          --
Mortgage Lenders, (iii) in the case of any amendment or waiver of any Mortgage
                   ---
Document, Mortgagee and (iv) in the case of any amendment or waiver of (w) the
                         --                                             -
definition of the term "Administrative Agents" in paragraph 2 of this Note, (x)
                                                                             -
clause (i) of paragraph 9(c) of this Note, (y) paragraph 17 of this Note, or (z)
                                            -                                 -
this clause (iv), the Administrative Agents, provided that (1) without the prior
                                             --------       -
written consent of the holders of all the Notes at the time outstanding, no such amendment or waiver shall (a) change the Stated Maturity, the Interest Payment
                           -
Date or the Principal Amount of, or reduce the Interest Rate on, or change the amount or the time of payment of any Principal Amount of, any Note, (b) amend,
                                                                     -
modify or waive this proviso to this paragraph 14 or the definition of the term "Required Mortgage Lenders" in paragraph 2 of this Note, (c) release or
                                                          -
subordinate the Lien of the Mortgage Documents or (d) release Buyer, Newco or
                                                   -
Realco from their respective Guaranties endorsed on any Note, and (2) no such
                                                                   -
amendment or waiver shall amend, modify or waive any provision of the

Notes without simultaneously amending, modifying or waiving the comparable provision of the U.S. Notes unless such amendment, modification or waiver shall have also received the written consent of the Majority Holders. Any amendment or waiver effected in accordance with this paragraph 14 shall be binding upon each holder of any Note at the time outstanding, each future holder of any Note and Maker, whether or not (in the case of an amendment or waiver affecting the Notes) the substance of such amendment or waiver is thereafter incorporated in the form of the Notes or noted on the face thereof.

15.  HEADINGS

          The headings of the sections and paragraphs of this Note are inserted for convenience only and shall not be deemed to constitute a part hereof.

16.  NOTICES

          Any notice or other communication under this Note shall be in writing and shall be deemed to have been duly given or made (i) when delivered by hand,
                                                     -
(ii) four Business Days after it is sent by express, registered or certified
 --
mail, return receipt requested, postage prepaid, or (iii) one Business Day after
                                                     ---
it is sent by nationally recognized overnight courier, in each case addressed as follows:

          (a) if to Payee, at the address set forth for Payee in the Register,
           -
which shall be such address as Payee
shall from time to time furnish to Maker in writing, the initial address for Payee being:

     Westinghouse Canada Inc.
     120 King Street West
     Hamilton, Ontario L8N 3K2
     Attention:  General Counsel

     a copy to:

     Blake, Cassels & Graydon
     Box 25, Commerce Court West
     Toronto, Ontario M5L 1A9
     Attention:  Mitchell Wigdor

          (b) if to Maker, at the address set forth below or at such other
           -
address, to the attention of the Responsible Officer of Maker named below or to the attention of such other Responsible Officer, as Maker shall have furnished to Payee in writing:

     CDW Canada Acquisition Inc.
     475 Hood Street
     Markham, Ontario L3R 0S8
     Attention:  Chief Financial Officer

with a copy to each of Buyer, Newco and Realco at their respective addresses set forth in this paragraph 16 and with a copy to:

     Debevoise & Plimpton
     875 Third Avenue
     New York, NY  10022
     Attention:  Steven Ostner

          (c) if to Buyer, at the address set forth below or at such other
           -
address, to the attention of the Responsible Officer of Buyer named below or to the attention of such other Responsible Officer, as Maker shall have furnished to Payee in writing:

     CDW Holding Corporation
     One Riverfront Center
     Pittsburgh, PA  15222
     Attention:  Chief Financial Officer

with a copy to each of Newco, Maker, Realco and Debevoise & Plimpton at their respective addresses set forth in this paragraph 16;

          (d) if to Newco, at the address set forth below or at such other
           -
address, to the attention of the Responsible Officer of Newco named below or to the attention of such other Responsible Officer, as Newco shall have furnished to Payee in writing:

     CDW Acquisition Corporation
     One Riverfront Center
     Pittsburgh, PA  15222
     Attention:  Chief Financial Officer

with a copy to each of Buyer, Maker, Realco and Debevoise & Plimpton at their respective addresses set forth in this paragraph 16; and

          (e) if to Realco, at the address set forth below or at such other
           -
address, to the attention of the Responsible Officer of Realco named below or to the attention of such other Responsible Officer, as Realco shall have furnished to Payee in writing:

     CDW Realco, Inc.
     One Riverfront Center
     Pittsburgh, PA  15222
     Attention:  Chief Financial Officer
with a copy to each of Buyer, Newco, Maker and Debevoise & Plimpton at their respective addresses set forth in this paragraph 16.

17.  PROVISIONS FOR THE BENEFIT OF BANKS

          The provisions of clause (i) of paragraph 9(c) of this Note and clause
(iv) of paragraph 14 of this Note are for the benefit of the Banks and the financial institutions party to any extension, refunding, renewal or refinancing of the Canadian Senior Credit Agreement, and the Administrative Agents shall be entitled to enforce such provisions on their behalf. Except as set forth in the preceding sentence, nothing in this Note shall confer any rights upon any Person other than Maker, Buyer, Newco, Realco, Mortgagee and Payee and their respective successors and permitted assigns.

          IN WITNESS WHEREOF, CDW CANADA ACQUISITION INC. has caused this Note to be signed in its corporate name by a duly authorized officer and to be dated as of the day and year first above written.

                         CDW CANADA ACQUISITION INC.


                         By ___________________________
                            Name:  Richard Marshuetz
                            Title: Vice President,
                                   Assistant Secretary

                                  PREPAYMENTS


Date          Amount of Principal Amount Prepaid                Notation Made By

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                                       35

                                   GUARANTY


          The undersigned, CDW HOLDING CORPORATION, CDW ACQUISITION CORPORATION (to be renamed WESCO Distribution, Inc.) and CDW REALCO, INC. (the "Guarantors"), for valuable consideration, hereby each, jointly and severally, unconditionally and irrevocably guarantee, as primary obligor and not merely surety, (i) the due and punctual payment of the Principal Amount (plus all
         -
accrued and unpaid interest thereon) of this Note, as the same shall become due and payable, whether at the date of maturity or by prepayment or acceleration or otherwise, (ii) the due and punctual payment of each other payment required to
            --
be made by Maker under this Note or any of the Mortgage Documents and (iii) the
                                                                       ---
due and punctual performance by Maker of all other obligations of Maker, respectively, under this Note and the Mortgage Documents (all the foregoing obligations being collectively called the "Guaranteed Obligations"). This Guaranty is an absolute, unconditional present and continuing Guaranty of payment and not of collectibility, and in any case in which the Maker shall fail or be unable punctually to make any payment required to be made by or in respect of this Note, the Guarantors jointly and severally agree to pay the same to the holder of this Note forthwith upon demand. The obligations of each Guarantor under this Guaranty are general full recourse obligations of such Guarantor and may be fully enforced against such Guarantor.

          (a) Except as provided below in this subsection (a), all payments made to Payee by any Guarantor pursuant to this Guaranty shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any governmental authority, excluding (i) net income
                                                               -
taxes, franchise taxes, branch taxes or taxes on the overall capital or net worth of Payee imposed by any jurisdiction under the laws of which Payee is organized or is located, or in which its principal executive office is located, or any nation within which such jurisdiction is located or any political subdivision thereof and (ii) any such taxes or other tax, levy, impost, duty, charge, fee,
             --
deduction or withholding imposed by reason of any connection between the jurisdiction imposing such tax and Payee, other than a connection arising solely from Payee having received payment under or enforced, this Guaranty. If any such non-excluded taxes, levies, imposts, duties, charges, fees, deductions or withholdings ("Non-Excluded Taxes") are required to be withheld from any
                  ------------------
amounts payable to Payee hereunder, the amounts so payable to Payee shall be increased to the extent necessary to yield to Payee (after payment of all Non-Excluded Taxes, and all Non-Excluded Taxes on the amount of such increase), interest or any such other amounts payable hereunder at the rates or in the amounts specified in the Note on which this Guaranty is endorsed, provided,
                                                                  --------
however, that such Guarantor shall be entitled to deduct and withhold any Non-
-------
Excluded Taxes and shall not be required to increase any such amounts payable to Payee if Payee is not organized under the laws of Canada or a province thereof or is not a resident of Canada for purposes of the Income Tax Act (Canada), as amended from time to time. Whenever any Non-Excluded Taxes are payable by any Guarantor, as promptly as possible thereafter such Guarantor shall send to Payee a certified copy or an original official receipt received by such Guarantor showing payment thereof. If such Guarantor fails to pay any Non-Excluded Taxes when due to the appropriate taxing authority or fails to remit to Payee the required receipts or other required documentary evidence, such Guarantor shall indemnify Payee for any incremental taxes, interest or penalties that may become payable by Payee as a result of any such failure. The agreements in this subsection shall survive the payment of the Note on which this Guaranty is endorsed and all other amounts payable hereunder.

          Upon the request, and at the expense, of any such Guarantor, Payee shall reasonably afford such Guarantor the opportunity to contest, and reasonably cooperate with such

Guarantor in contesting, the imposition of any Non-Excluded Tax giving rise to such payment; provided that (i) Payee shall not be required to afford such
              --------       -
Guarantor the opportunity to so contest unless such Guarantor shall have confirmed in writing to Payee its obligation to pay such amounts pursuant to this Guaranty and (ii) such Guarantor shall reimburse Payee for its reasonable
                   --
attorneys' and accountants' fees and disbursements incurred in so cooperating with such Guarantor in contesting the imposition of such Non-Excluded Tax.

          (b) Each Guarantor waives presentment to, demand of payment from and protest to Maker of any of the Guaranteed Obligations, and also waives notice of acceptance of this Guaranty and notice of protest for nonpayment. The obligation of each Guarantor hereunder shall not be affected by (i) the failure
                                                                 -
of any Person to assert any claim or demand or to enforce any right or remedy against Maker under the provisions of this Note or any Mortgage Document or otherwise; (ii) any rescission, waiver, amendment or modification of, or any
            --
release from any of the terms or provisions of, any Guaranty or any other agreement; (iii) the release of any security held by any Person for the
            ---
Guaranteed Obligations or any of them; or (iv) the failure of any Person to
                                           --
exercise any right or remedy against any other guarantor of the Guaranteed Obligations. Each Guarantor further waives any right to require that any resort be had to any security held for payment of the Guaranteed Obligations or to any balance of any deposit account or credit on the books of any Person in favor of Maker or any other Person.

          (c) The obligations of each Guarantor shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of the Guaranteed Obligations or otherwise. Without limiting the generality of the fore-going, the obligations of each Guarantor hereunder shall not be discharged or impaired or otherwise affected by the failure of any Person to assert any claim or demand or to enforce any remedy under this Note, any Mortgage Document, any Guaranty or any other agreement, by any waiver or modification of any thereof, by any default, failure or delay, willful or otherwise, in the performance of the Guaranteed Obligations, or by any other act or omission which may or might in any manner or to any extent vary the risk of the Guarantors or otherwise operate as a discharge of the Guarantors as a matter of law or equity (other than the payment in full of all the Guaranteed Obligations). Upon payment and performance in full of the Guaranteed Obligations, each Guarantor shall be subrogated to the rights of the holder of this Note in respect of any payment or other obligation with respect to which an amount has been payable by such Guarantor hereunder. This Guaranty shall survive and be in full force and effect so long as any Guaranteed Obligation is outstanding and has not been indefeasibly paid.

          (d) Paragraphs 10, 12, 14 and 15 and the first sentence of paragraph 13 of this Note shall apply to this Guaranty as if references therein to "this Note" were references to this Guaranty and references therein to "Maker" were references to the Guarantors. The definitions in paragraph 2 of this Note and the second sentence of paragraph 13 of this Note shall apply to this Guaranty.

                         CDW HOLDING CORPORATION



                         By /s/
                            ---------------------------
                            Name:
                            Title:


                         CDW ACQUISITION CORPORATION



                         By /s/
                            ---------------------------
                            Name:
                            Title:


                         CDW REALCO, INC.


                         By /s/
                            ---------------------------
                            Name:
                            Title: